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                                   CRC SELECT
                       MODIFIED GUARANTEE ANNUITY CONTRACT
                         HARTFORD LIFE INSURANCE COMPANY

     SUPPLEMENT DATED SEPTEMBER 20, 2002 TO THE PROSPECTUS DATED MAY 1, 2002

Effective September 19, 2002, in the table under the subsection "Capital Resources and Liquidity Rating" on page 39 of the prospectus, the information for Ratings Agency "Fitch" is deleted and replaced with the following:


                                    FITCH(1)
                                       AA
                                       AA

                           (1) Formerly Duff & Phelps


  THIS SUPPLEMENT SHOULD BE RETAINED WITH THE PROSPECTUS FOR FUTURE REFERENCE.

HV-4057
333-81686